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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

To Be Held on June 2, 2005

        The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 2, 2005 at 10:00 a.m., local time, at the Sheraton Ferncroft, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

  1.
  To elect three Class III directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected.

  2.
  To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

        The Board of Directors has fixed April 26, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

        You are cordially invited to attend the Meeting.

By Order of the Board of Directors
RICHARD L. BAILLY, Secretary

Boston, Massachusetts
May 3, 2005

YOUR VOTE IS IMPORTANT

        YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2005

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 2, 2005, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2005. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only stockholders of record at the close of business on April 26, 2005 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,813,858 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, three Class III directors are to be elected to serve until the 2008 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        The Company's Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Certificate of Incorporation, as amended, provides that the number of directors that will constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The Board of Directors has fixed the total number of its members at nine. The terms of Richard L. Bailly, Peter R. Worrell, and Michael J. Ross expire at the Meeting. Messrs. Bailly, Worrell, and Ross are being nominated for election as Class III directors, each to hold office until the 2008 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

        The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

Name	Age	Position	Director Since	Year Term Expires If Elected/Class
R. Jeffrey Bailly	43	President, Chief Executive Officer and Director	1995	2006, Class I
William H. Shaw	77	Chairman of the Board of Directors	1963	2007, Class II
Richard L. Bailly	70	Secretary and Director	1963	2008, Class III
William C. Curry(1)(2)	70	Director	1990	2006, Class I
Kenneth L. Gestal	56	Director	1996	2007, Class II
Peter R. Worrell(2)	48	Director	1997	2008, Class III
Michael J. Ross(2)	50	Director	1998	2008, Class III
David B. Gould(1)	51	Director	2003	2006, Class I
Thomas W. Oberdorf(1)	47	Director	2004	2007, Class II

(1)
Member of the Company's Audit Committee

(2)
Member of the Company's Compensation Committee

        Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a director of Children's Friends and Family Services, a not for profit organization located in Salem, Massachusetts, and a member of Young Presidents Organization. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

        Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw also has served as a director of the Company since 1963. Mr. Shaw is a member of the Board of Directors of Re-Source America, Inc., a package recycling company.

        Mr. Richard L. Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 until his retirement on June 1, 1999. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission.

        Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semi retired, was the president, chief executive officer and a director of Discom, Inc., which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date. Mr. Curry is a director of two privately owned companies.

        Mr. Gestal has served as a director of the Company since 1996. Since 1998, Mr. Gestal has served as the chief executive officer of Decision Capital, L.P., an alternative investment money management group. From November 1997 through December 1998, Mr. Gestal served as president of the

Alternative Asset Management Group at Swiss Bank Corporation. Prior to that, Mr. Gestal was chairman of Institutional Global Finance Corp., a money management firm from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

        Mr. Worrell has served as a director of the Company since 1997. Since October, 1993, Mr. Worrell has served as the managing director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH, and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

        Mr. Ross has served as a director of the Company since 1998. From January 2003 until October 2004, Mr. Ross served as a director of Energy North Sea Ltd., a UK Company that invests in oil and gas reserves. Since June 2001, Mr. Ross has served as chairman and a director of Dalriada Ltd., an investment and development company based in the UK. From October, 2000 to June, 2001, Mr. Ross served as chairman and as a director of ixpanse inc., a telecommunications infrastructure company. From 1996 to February, 2003, Mr. Ross served as the chairman and as a director of Glassbox Inc., which advises organizations in the UK on corporate and public issues. Since 1992 Mr. Ross has been a partner of ADM Properties, a Company that invests in and develops property in the UK. From 1992 to 1996, Mr. Ross was international executive director and a board member of The Body Shop International, PLC, a worldwide cosmetics manufacturer and retailer of consumer products.

        Mr. Gould has served as a director of the Company since 2003. Mr. Gould has been president of Westfield Inc., an industrial real estate development company since June, 1999. Prior to that Mr. Gould was president and chief executive officer of Wood Structures, Inc. a manufacturer of structural building components for the construction industry from May 1991 through June 1999. Mr. Gould is an active member on numerous businesses' boards of advisors and directors as well as a member of several community organizations.

        Mr. Oberdorf has served as a director of the Company since 2004. Since March 2002, Mr. Oberdorf has been Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and e-commerce solutions company, where he served as a consultant from November 2001 through February, 2002. From February, 1999 through October 2001 Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG's subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999 Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment-Finance.

Meetings of the Board of Directors

        The Board of Directors of the Company held six meetings during 2004. With the exception of Mr. Ross, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and its committees during such fiscal year. All of the Company's directors are encouraged to attend the Company's annual meeting of stockholders. Eight of the Company's directors were in attendance at the Company's 2004 annual meeting.

Committees

        The Board of Directors does not have a nominating committee. Director nominees are selected by a majority of the independent directors, as defined by the listing standards of the Nasdaq Stock Market. The independent directors are Messrs. William C. Curry, Peter R. Worrell, Michael J. Ross, David B. Gould, and Thomas W. Oberdorf. The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because all its independent directors lead the nomination process and the establishment of a nominating committee would be redundant. The Board of Directors does not have a charter for nomination of directors.

        The independent members of the Company's Board of Directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent members of the Company's Board of Directors may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2005 Annual Meeting of Stockholders, it must follow the procedures described in "Stockholder Proposals and Recommendations For Director."

Compensation

        The Board of Directors has a Compensation Committee, which met on four occasions in 2004 and is currently composed of Messrs. Curry, Ross, and Worrell. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

Audit

        The Board of Directors has an Audit Committee, which met six times in 2004 and is currently composed of Messrs. Curry, Gould and Oberdorf. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter"), which complies with currently applicable SEC and Nasdaq rules. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm. The Audit Committee is also responsible for the maintenance of "whistle-blowing" procedures, and the oversight of certain other compliance matters. See "Report of the Audit Committee" below.

        The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter and the current listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Oberdorf qualifies as an "audit committee financial expert," as defined by applicable SEC rules, and satisfies the financial sophistication standards of the Nasdaq Stock Market.

        Audit Fees.    The Company incurred an aggregate of $160,000 and $88,200 in fees and expenses for audit services from PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2004 and December 31, 2003, respectively. Audit fees include fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for those years, reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during those years and fees for services related to registration statements, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    The Company did not incur any audit-related fees in the fiscal year ended December 31, 2004, but incurred an aggregate of $4,800 in the fiscal year ended December 31, 2003, in fees and expenses from PricewaterhouseCoopers LLP for professional services rendered by it for assurance and related services reasonably related to the performance of an audit or review. Audit-related services included accounting advice and other audits, including benefit plans.

        Tax Fees.    The Company did not incur any tax fees from PricewaterhouseCoopers LLP for the year ended December 31, 2004. The Company incurred an aggregate of $27,600 in the fiscal year ended December 31, 2003, in fees and expenses from PricewaterhouseCoopers LLP for tax services. For fiscal year 2003, the aggregate fee amount of $27,600 includes fees for tax consulting of $7,600.

        All Other Fees.    The Company incurred no other fees from PricewaterhouseCoopers LLP.

        The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

Report of the Audit Committee

        The Audit Committee has:

  •
  Reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2004;

  •
  Discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  •
  Received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor's independence; and

  •
  Based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors:

  Thomas W. Oberdorf
  William C. Curry
  David B. Gould

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Independent Auditors

        The Audit Committee plans to appoint PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2005. PricewaterhouseCoopers LLP has continuously served as the Company's independent public accountants since June 19, 2002. The Company is advised that no member of PricewaterhouseCoopers LLP has any direct financial interest or material indirect financial interest in the Company since the date of their engagement, June, 2002 or, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

Compensation of Directors

        Beginning in June 2004, nonemployee directors of the Company were entitled to receive (i) an annual $6,000 fee, (ii) if applicable, an annual committee membership fee of $2,000 per year and an additional $500 annual fee if the nonemployee director served as a Committee Chair, (iii) a fee of $1,000 plus reimbursement of expenses for each meeting physically attended and (iv) a fee of $500 plus reimbursement of expenses for each half-day committee meeting attended. Messrs. Gestal, Curry, Ross, Gould, Oberdorf, and Worrell elected to receive stock options in lieu of their respective annual Board of Directors' fees and committee membership fees pursuant to the Company's 1998 Director Stock Option Incentive Plan (the "Director Plan"). Mr. Shaw received $18,000 for his services as Chairman of the Board and $50,000 in retirement benefits pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. Richard L. Bailly received $50,000 in retirement benefits pursuant to an agreement with the Company dated September 1993. See "Consulting Contracts." In addition, each nonemployee director received options to purchase shares of common stock pursuant to the Director Plan described below.

        The chart below lists the annual Board of Directors fees, the annual committee membership fees and the attendance fees earned by each nonemployee director in 2004:

Director	Annual Board of Directors Fees ($)	Annual Committee Membership Fees ($)	Attendance Fees ($)	Number of Shares of Common Stock Underlying Stock Options Granted in Lieu of Annual Fees(1)
William C. Curry	—	—	6,000	9,646	(2)
Kenneth L. Gestal	—	—	6,000	5,788	(3)
Peter R. Worrell	—	—	5,000	8,199	(4)
Michael J. Ross	—	—	2,000	7,717	(5)
Richard L. Bailly	6,000	—	6,000	—
David B. Gould	—	—	6,000	7,717	(5)
William H. Shaw	18,000	—	0	—
Thomas W. Oberdorf	—	—	3,000	4,100	(6)

(1)
These options have an exercise price of $3.11, the fair market value of the Common Stock on the date of grant. The options are immediately exercisable, pursuant to the terms of the 1998 Plan.

(2)
Granted in lieu of additional annual fees of $10,000 to which the director was entitled.

(3)
Granted in lieu of additional annual fees of $6,000 to which the director was entitled.

(4)
Granted in lieu of additional annual fees of $8,500 to which the director was entitled.

(5)
Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(6)
Granted in lieu of additional annual fees of $4,250 to which the director was entitled.

        1998 Director Stock Option Incentive Plan.    Effective July 15, 1998, the Company adopted the Director Plan (as amended February 24, 1999, July 2, 2001 and July 5, 2002) to facilitate the ownership of Common Stock by nonemployee directors by providing for the grant of nonqualified stock options to nonemployee directors. Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan. Pursuant to the Director Plan, each nonemployee director received an automatic grant of options to purchase 2,500 shares of common stock pursuant to the Director Plan. In addition, during 2004 each nonemployee director was granted certain discretionary options in accordance with the Director Plan. The chart below lists the automatic and discretionary option grants made to each nonemployee director in 2004:

	Options Granted Pursuant to 1998 Director Stock Option Plan
Director	Automatic Grant	Discretionary Grant	Total
Richard L. Bailly	2,500	1,000	3,500
William C. Curry	2,500	3,500	6,000
Kenneth L. Gestal	2,500	1,000	3,500
David B. Gould	2,500	1,000	3,500
Thomas W. Oberdorf	2,500	2,000	4,500
Michael J. Ross	2,500	1,000	3,500
William H. Shaw	2,500	4,500	7,000
Peter R. Worrell	2,500	2,000	4,500

        Consulting Contracts.    William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw received an automobile and served as a consultant to the Company from January 1, 1995 to December 31, 1997 for $50,000 per year. Thereafter, Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

        Richard L. Bailly retired as the Company's Executive Vice President on June 1, 1999. Pursuant to an agreement between the Company and Mr. Bailly entered into in September 1993 and amended in February 1999, Mr. Bailly served as a consultant to the Company until June 2002 for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

        Indemnification Agreements.    The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

        The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Security Ownership of Directors, Officers and Principal Stockholders

        The following table sets forth certain information as of April 13, 2005, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

Name	Shares of Common Stock Beneficially Owned (1)	Percent of Class
R. Jeffrey Bailly(2)(3) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	985,705	18.9%
Peter R. Worrell(5)(7) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	634,993	12.9%
William H. Shaw(4)(5) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	541,602	11.2%
Richard L. Bailly(5)(6) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	314,371	6.5%
Ronald Lataille(2)(3)	218,493	4.5%
William C. Curry(5)	121,434	2.5%
Kenneth L. Gestal(5)	115,768	2.4%
Richard LeSavoy(2)	87,081	1.8%
Michael J. Ross(5)	85,052	1.7%
Daniel J. Shaw, Jr.(2)	54,264	1.1%
Mitchell D. Caplan(2)	48,430	*
David B. Gould(5)(8)	38,717	*
Thomas W. Oberdorf(5)	8,600	*
All executive officers and directors as a group (13 persons)(2)(3)(4)(5)(6)(7)(8)	3,205,550	55.7%

*
Less than one percent

(1)
Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)
Includes shares issuable pursuant to currently exercisable stock options under 1993 Plan as follows: 395,000 for R. Jeffrey Bailly, 17,500 for Mr. Lataille, 2,500 for Mr. LeSavoy, 13,750 for Mr. Daniel Shaw, Jr. and 30,000 for Mr. Caplan.

(3)
Includes 120,090 shares owned by the Company's Profit sharing Trust as to which Messrs. Bailly and Lataille disclaim beneficial interest in excess of their respective pecuniary interest in the trust. Messrs. Bailly and Lataille are co-trustees of the trust.

(4)
Includes 118,028 shares owned by a trust for the benefit of Mr. Shaw's children as to which Mr. Shaw disclaims beneficial ownership.

(5)
Includes shares issuable pursuant to currently exercisable stock options as follows: 34,000 for William Shaw, 17,000 for Richard Bailly, 104,682 for William Curry, 75,568 for Kenneth Gestal, 109,593 for Peter Worrell, 85,052 for Michael Ross, 24,717 for David Gould, and 8,600 for Thomas Oberdorf.

(6)
Includes 60,924 shares owned by Mr. Bailly's spouse, as to which Mr. Bailly disclaims beneficial ownership. Excludes 985,705 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(7)
Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of the two trustees of the Plan. Includes 4,400 shares held by Mr. Worrell's spouse.

(8)
Includes 14,000 shares owned by Mr. Gould's spouse, as to which he disclaims beneficial ownership.

Management

        The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Mitchell Caplan	38	Vice President of Sales and Marketing
Ronald J. Lataille	43	Vice President, Treasurer and Chief Financial Officer
Richard LeSavoy	48	Vice President of Manufacturing
Daniel J. Shaw, Jr.	44	Vice President of Product Development

        Mr. Caplan initially joined the Company in 1991 and served as Director of Sales and Marketing of the Company's Moulded Fibre division. From May, 1999 through October, 2000 Mr. Caplan served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Caplan rejoined the Company in April 2001 and served as Vice President Sales and Marketing of the Company's Moulded Fibre subsidiary and more recently as Vice President of Sales and Marketing for the entire Company.

        Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. Mr. Lataille is a director and Board President of Seacoast United Soccer Club, a not for profit organization located in Hampton, NH.

        Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operations Manager through 1987. From 1988 through 1995 Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and more recently as Vice President of Manufacturing.

        Mr. Shaw initially joined the Company in 1983 and served as a Corporate Industrial Engineer through September, 1992. From October 1992 through September, 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May, 2000 as Director of Product Development. From June, 2000 through May, 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division. Since May, 2002 Mr. Shaw has served as corporate Vice President of Product Development.

        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Code of Ethics

        Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company's Code of Ethics was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. If the Company makes any substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the company's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

Executive Compensation

        The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the named executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)
R. Jeffrey Bailly President and Chief Executive Officer(1)	12/31/04 12/31/03 12/31/02	250,000 225,000 200,000	105,000 62,500 50,000	142,276 67,406 58,925	195,450 91,750 67,550	100,000 120,000 50,000	19,053 17,840 17,840
Mitchell Caplan Vice President	12/31/04 12/31/03 12/31/02	150,000 140,000 125,000	25,000 10,000 15,000	16,250 6,000 —	25,000 10,000 —	0 10,000 25,000	5,593 4,500 2,872
Ronald J. Lataille Vice President, Treasurer and Chief Financial Officer	12/31/04 12/31/03 12/31/02	155,000 145,000 137,000	20,000 15,000 13,500	14,400 9,000 8,411	20,000 15,000 13,500	10,000 40,000 —	6,395 5,010 4,560
Richard LeSavoy Vice President	12/31/04 12/31/03 12/31/02	160,000 150,000 132,000	50,000 15,000 15,000	0 9,000 7,952	0 15,000 15,000	10,000 20,000 —	6,574 5,140 4,560
Daniel J. Shaw, Jr. Vice President	12/31/04 12/31/03 12/31/02	119,000 113,000 105,000	30,000 15,000 10,000	0 3,000 2,500	0 5,000 5,000	5,000 10,000 10,000	3,509 2,600 2,363

(1)
See "Employment Contract" below.

(2)
These amounts were paid to Messrs. Bailly, Caplan and Lataille in 2004 and all the named executive officers in 2003 and 2002 in compensation for the taxes attributable to the issuance to them of the restricted shares of the Company's Common Stock reflected under the caption "Restricted Stock Awards" in this table. In the case of Mr. Bailly, this column includes expenses related to the personal use of a Company vehicle used by Mr. Bailly.

(3)
On March 10, 2005, the Company issued to Messrs. Bailly, Caplan, and Lataille, 27,972, 6,944, and 5,556 shares of the Company's common stock, respectively. Based on $3.60 per share, the closing price of the Company's common stock on the date immediately preceding the date of issuance, the value of these shares was $100,700 for Mr. Bailly, $25,000 for Mr. Caplan, and $20,000 for Mr. Lataille. The Company also issued to Mr. Bailly 25,000 restricted shares of common stock on December 31, 2004, at a market price of $3.79 per share on the date of issuance, the value of which was $94,750. On February 27, 2004 the Company issued to Messrs. Bailly, Caplan, Lataille, LeSavoy and Shaw 32,723, 5,236, 7,853, 7,853 and 2,618 restricted shares of the Company's Common Stock, respectively. Based on $1.91 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $62,500 for Mr. Bailly, $10,000 for Mr. Caplan, $15,000 for Mr. Lataille, $15,000 for Mr. LeSavoy and $5,000 for Mr. Shaw. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 1, 2004 at a market price of $1.95 per share on the date of issuance, the value of which was $29,250. On February 26, 2003 the Company issued to Messrs. Bailly, Lataille, LeSavoy and Shaw 47,170, 12,736, 14,151 and 4,717 restricted shares of the Company's Common Stock, respectively. Based on $1.06 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $50,000 for Mr. Bailly, $13,500 for Mr. Lataille, $15,000 for Mr. LeSavoy and $5,000 for Mr. Shaw. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 16, 2003 at a market price of $1.17 per share on the date of issuance, the value of which was $17,550. All the shares reflected in this column are fully vested. These shares have not been registered under the Securities Act of 1933. Dividends will be paid on these shares only if and to the extent dividends are paid on the Company's Common Stock.

(4)
The Company did not grant any stock appreciation rights or make any long-term incentive payments during fiscal 2004, 2003 or 2002.

(5)
Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust and, in addition for Mr. Bailly, life insurance premiums paid by the Company of $11,840 in each of fiscal 2004, 2003 and 2002.

Employment Contract

        In April 2000 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $200,000 and consideration for discretionary bonuses. Mr. Bailly's agreement prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to issue Mr. Bailly 10,000 shares of its Common Stock on January 1, 2001, provided that Mr. Bailly remains employed with the Company. Further, pursuant to the agreement, the Company agreed to grant Mr. Bailly immediately exercisable nonqualified stock options to acquire 125,000 shares of Common Stock. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

        Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

Severance Plans

        In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months.

Stock Options

        The following tables set forth certain information with respect to stock options granted to and exercised by the named executive officers during the year ended December 31, 2004 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at December 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value of Assumed of Stock Appreciation for Option Term(4)
	Number of Shares of Common Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price $/sh(3)	Expiration Date
						5%($)	10%($)
R. Jeffrey Bailly	100,000	(1)	74%	$2.25	4/2/2014	$141,501	$358,592
Mitchell D. Caplan	0		—	—	—	—	—
Ronald J. Lataille	10,000	(2)	7%	$3.28	9/8/2009	$9,062	$20,025
Richard LeSavoy	10,000	(2)	7%	$3.28	9/8/2009	$9,062	$20,025
Daniel J. Shaw, Jr.	5,000	(2)	4%	$3.28	9/8/2009	$4,531	$10,013

(1)
Options were vested in full on date of grant.

(2)
Options vest at the rate of 25% per year commencing on the date of grant.

(3)
The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4)
The 5% and 10% assumed rate of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of unexercised options at fiscal year-end(#)		Value of unexercised in-the-money options at fiscal year-end($)(1)
Name	Shares acquired on exercise (#)	Value realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Jeffrey Bailly	78,000	110,760	395,000	0	765,400	0
Mitchell D. Caplan	—	—	27,500	17,500	72,725	44,375
Ronald J. Lataille	—	—	40,625	24,375	85,869	41,131
Richard LeSavoy	17,500	16,150	25,000	25,000	63,300	24,500
Daniel J. Shaw, Jr.	—	—	27,500	12,500	57250	24,950

(1)
Represents the fair market value of the Company's Common Stock on December 31, 2004 ($3.79 per share (based on the closing price on the Nasdaq Stock Market) minus the exercise price per share, of the in-the money options, multiplied by the number of shares subject to each option).

        1993 Stock Option Plan.    Effective October 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. As of April 22, 2005, there are 532,418 shares of Common Stock available for issuance under the 1993 Plan. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 ("incentive stock options") and other options which are not qualified as incentive stock options ("nonqualified stock options"). Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

        Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 2004 was composed of Messrs. Curry, Worrell and Ross. Neither Mr. Curry, Mr. Worrell nor Mr. Ross is a former or current officer or employee of the company.

Compensation Committee and Board of Directors Report

        The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

        The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

        Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including R. Jeffrey Bailly, may receive discretionary bonuses payable in cash or the Company's common stock based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

        Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Stock Option Plan. The 1993 Stock Option Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 2004, the Company granted options to purchase 25,000 shares to executive officers other than Mr. Bailly as a group under the 1993 Stock Option Plan.

        For 2004, R. Jeffrey Bailly received the following compensation: (i) a salary of $250,000; (ii) a bonus valued at $205,700, which was comprised of $105,000 in cash and 27,972 fully vested shares of the Company's Common Stock; (iii) an additional 25,000 fully vested shares of the Company's Common Stock; and (iv) $140,725 to defray the taxes attributable to Mr. Bailly's receipt of shares of the Company's Common Stock. The Company's Board of Directors conducted a survey of salaries of chief executive officers at the time it negotiated Mr. Bailly's employment agreement. Based upon that information and the Company's experience since that time, the Company believes that Mr. Bailly's aggregate fiscal 2004 compensation was comparable to the compensation of chief executive officers of similar companies.

Compensation	Board of Directors
WILLIAM C. CURRY	WILLIAM H. SHAW
PETER R. WORRELL	R. JEFFREY BAILLY
MICHAEL J. ROSS	RICHARD L. BAILLY
WILLIAM C. CURRY
KENNETH L. GESTAL
DAVID B. GOULD
THOMAS W. OBERDORF
MICHAEL J. ROSS
PETER R. WORRELL

Performance Graph

        The following graph compares the semiannual change in the Company's cumulative total shareholder return for the five years ending December 31, 2004 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
UFP Technologies, Inc.

Produced on 03/22/2005 including data to 12/31/2004

$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
137.8
53.8
39.8
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004

Legend

Symbol	CRSP Total Returns Index for:	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
———— ■	UFP Technologies, Inc.	100.0	61.4	38.9	39.3	68.4	137.8
— — — ★	Nasdaq Stock Market (US Companies)	100.0	60.3	47.8	33.1	49.4	53.8
- - - - ▲	NASDAQ Stocks (SIC 3080-3089 US Companies) Miscellaneous Plastics Products	100.0	39.7	49.1	36.8	44.2	39.8

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/31/1999.

        Assumes $100 invested on December 31, 1999 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        United Development Company Limited.    The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both directors and stockholders of the Company, each own an approximately 21% general partnership interest in United Development.

        The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000. As of September 30, 1993, these loans were consolidated into one term note (the "Original Note") which bore interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the Original Note amortized on a ten year basis and the outstanding principal amount on the Original Note was scheduled to be repaid on September 30, 1998. On December 31, 1998, United Development refinanced the Original Note. United Development made a note (the "New Note") in favor of the Company in the principal amount of $99,750, of which all was repaid on February 19, 2003.

        Kissimmee, Florida Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Kissimmee, Florida manufacturing facility to December 31, 2006. Monthly rent for the lease is $12,467 plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

        Decatur, Alabama Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Decatur, Alabama manufacturing facility to December 31, 2006. Monthly rent for the lease is $7,875 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

OTHER MATTERS

Voting Procedures

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

        The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

        Abstentions will have no effect on the outcome of the vote for the election of directors.

        Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a "broker nonvote") on the election of directors will count toward the quorum but will have no effect on the proposal not voted.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Small Cap Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2004.

Other Proposed Action

        The Board of Directors knows of no matters that may come before the Meeting other than the election of directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Communications

        Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. All communications directed to the Board will be delivered to the Board of Directors.

Stockholder Proposals and Recommendations for Director

        Stockholder proposals for inclusion in the Company's proxy materials for the Company's 2006 Annual Meeting of Stockholders must be received by the Company no later than December 31, 2005. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company's By-laws relating to stockholder proposals.

        Stockholders who wish to make a proposal at the Company's 2006 Annual Meeting—other than one that will be included in the Company's proxy materials—should notify the Company no later than March 19, 2006. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

        Stockholders may make recommendations to the Board of Directors of candidates for its consideration as nominees for director at the Company's 2006 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Board of Directors, c/o Secretary, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company's Bylaws. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation has beneficially owned 5% or more of the Company's Common Stock for at least one year. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with these procedures or in the Company's Bylaws.

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Audit Committee," "Compensation Committee and Board of Directors Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, UFP Technologies, Inc. at 172 East Main Street, Georgetown, Massachusetts 01833.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY	UFP TECHNOLOGIES, INC.	PROXY

        The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2005 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Thursday, June 2, 2005, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

        This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted for the election of the Nominees as Directors.

Continued, and to be signed, on reverse side
(Please fill in the reverse side and mail in enclosed envelope)

☐ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.
ELECTION OF DIRECTORS:

  NOMINEES: RICHARD L. BAILLY, MICHAEL J. ROSS, AND PETER R. WORRELL

  ☐ FOR ALL NOMINEES (except as marked to the contrary)

  ☐ WITHHOLD AUTHORITY to vote for all nominees

  Vote withheld from the following Nominee(s):

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

(SIGNATURES SHOULD BE THE SAME AS THE NAME PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.)

SIGNATURE:	DATE:
SIGNATURE:	DATE:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS of UFP TECHNOLOGIES, INC.
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS